Exhibit (i)
[LOGO OMITTED]                             FOLEY & LARDNER
                                           777 East Wisconsin Avenue, Suite 3800
                                           Milwaukee, Wisconsin  53202-5306
                                           414.271.2400 TEL
                                           414.297.4900 FAX
                                           www.foley.com

                                           WRITER'S DIRECT LINE
                                           414.297.5660
                                           rteigen@foley.com Email

                                           CLIENT/MATTER NUMBER
                                           012156-0101

                                October 28, 2003

The Primary Income Funds, Inc.
700 North Water Street
Milwaukee, WI  53202
Gentlemen:

     We have acted as counsel for The Primary Income Funds, Inc. in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of The Primary Income Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable, except insofar as statutory liability may be imposed under Section 180.0622(2)(b) of the Wisconsin Statutes.

     We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.


                                               Very truly yours,

                                               /s/ Foley & Lardner

                                               Foley & Lardner

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